Exhibit 99.1
IsoPlexis Reports Fourth Quarter and Full Year 2021 Financial Results and Provides Revenue Outlook for 2022

2021 revenue increased 66% over prior year period

BRANFORD, CONN., March 2, 2022 – IsoPlexis Corporation (Nasdaq: ISO), the Superhuman Cell Company, today reported financial results for the quarter and year ended December 31, 2021.

Recent Highlights

•Revenue of $5.5 million for the fourth quarter and $17.3 million for the full year 2021, representing 63% and 66% increases, respectively, over the corresponding periods of 2020

•Sold 98 new instruments in 2021, bringing the installed base to 209 total instruments

•Released The Superhuman Cell Library, an industry-first mapping of the proteomically driven cells that determine how the human body responds to complex disease

•Presented new data generated on the IsoLight highlighting how to leverage “superhero” cells for optimization of CAR-T manufacturing as well as clinical immunotherapies for hematologic malignancies and functional biomarkers of potency, durability, and survival

•Demonstrated commercial traction with 67% of US Comprehensive Cancer Centers and 100% of top 15 pharma companies by revenue now using IsoPlexis platforms for functional cell analysis

•Demonstrated broad applicability of technology beyond the cell therapy and cancer immunology markets through a recent immune monitoring Covid-19 study published in the Cell journal, and released additional applications for the next-gen Duomic platform

“2021 was an exciting year for IsoPlexis as we transitioned to being a public company,” said Sean Mackay, Co-founder and CEO of IsoPlexis. “We made significant progress across multiple fronts with revenue growing 66% year-over-year, instruments placed in all 15 of the top pharma companies and in more than two thirds of Comprehensive Cancer Centers. We look forward to continuing this commercial momentum in 2022 as well as making significant progress on our ambitious product roadmap.”

Fourth Quarter 2021 Financial Results

Revenue was $5.5 million for the three months ended December 31, 2021, a 63% increase from $3.4 million for the three months ended December 31, 2020. These results were primarily driven by an increase in instruments sold.

Gross margin was 51% for the fourth quarter of 2021, as compared to 53% for the corresponding prior year period.

Operating expenses were $27.5 million for the fourth quarter of 2021, a 145% increase from $11.2 million for the three months ended December 31, 2020. The increase in operating expenses was primarily driven by headcount expansion across our business, and the additional costs of being a public company.

Operating loss was $24.6 million for the fourth quarter of 2021, as compared to $9.4 million for the corresponding prior year period.

Net loss was $25.3 million for the fourth quarter of 2021, as compared to a net loss of $8.0 million for the corresponding prior year period.

Full Year 2021 Financial Results

Revenue was $17.3 million for the year ended December 31, 2021, a 66% increase from $10.4 million for the year ended December 31, 2020.

Gross margin was 51% for 2021, as compared to 52% for the prior year period.

Operating expenses were $85.1 million for 2021, as compared to $32.7 million for the prior year period, an increase of 160%.

Operating loss was $76.3 million for 2021, as compared to $27.3 million for the corresponding prior year period.

Net loss was $81.6 million for 2021, as compared to a net loss of $23.3 million for the corresponding prior year period.

Cash was $126.6 million as of December 31, 2021.

2022 Guidance

IsoPlexis expects full year 2022 revenue to be in the range of $26 million to $27 million, representing 51% to 56% growth over full year 2021.

Webcast Information

IsoPlexis will host a conference call to discuss the fourth quarter 2021 financial results before market open on Wednesday, March 2, 2022 at 5:30 am Pacific Time / 8:30 am Eastern Time. A webcast of the conference call can be accessed at http://investors.isoplexis.com. The webcast will be archived and available for replay for at least 90 days after the event.

Please also find our updated investor presentation on our website (https://investors.isoplexis.com/news-events/presentations).

About IsoPlexis

IsoPlexis is the Superhuman Cell company.

IsoPlexis’ systems uniquely identify a comprehensive range of multifunctional single cells, i.e. the superhero cells in the human body. These cells enable researchers to understand and predict disease progression, treatment resistance and therapeutic efficacy to advance all of human health.

IsoPlexis has been named Top Innovation or Design by The Scientist Magazine, Fierce, BIG Innovation, Red Dot and multiple others. The IsoPlexis platform is used globally by researchers, including those at the top 15 global pharmaceutical companies and at two-thirds of leading U.S. comprehensive cancer centers.

Forward Looking Statements

This press release contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, including our financial guidance, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “continuing,” “forward,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following: estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing; the implementation of our business model and strategic plans for our products and technologies; competitive companies and technologies and our industry; our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers; our ability to develop and commercialize new products; our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement; the performance of third party suppliers; our ability to hire and retain key personnel and to manage our future growth effectively; our ability to obtain additional financing in future offerings; the volatility of the trading price of our common stock; our expectations regarding use of proceeds from our initial public offering (“IPO”); the potential effects of government regulation; the impact of COVID-19 on our business; and our expectations about market trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section “Risk Factors” included in our Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 12, 2021, and our other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We qualify all of the forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
investors@isoplexis.com

Press Contact
press@isoplexis.com

IsoPlexis Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Year ended December 31,
(in thousands, except share and per share amounts)	2021	2020
Revenue
Product revenue	$16,201	$9,318
Service revenue	1,057	1,069
Total revenue	17,258	10,387
Cost of product revenue	8,445	4,866
Cost of service revenue	47	108
Gross profit	8,766	5,413
Operating expenses:
Research and development expenses	20,966	11,157
General and administrative expenses	26,349	8,023
Sales and marketing expenses	37,774	13,511
Total operating expenses	85,089	32,691
Loss from operations	(76,323)	(27,278)
Other income (expense):
Interest (expense), net	(3,618)	(18)
Other (expense) income, net	(1,628)	4,032
Net loss	$(81,569)	$(23,264)
Accrued dividends on preferred stock	(10,455)	(6,137)
Net loss attributable to common stockholders	$(92,024)	$(29,401)
Basic and diluted net loss per common share	$(8.99)	$(14.06)
Weighted-average common shares outstanding—basic and diluted	10,239,869	2,090,392

IsoPlexis Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	December 31,
(in thousands, except share amounts)	2021	2020
Assets
Current assets:
Cash	$126,566	$106,641
Accounts receivable, net	4,100	2,922
Inventories, net	24,299	3,955
Prepaid expenses and other current assets	3,478	2,156
Total current assets	158,443	115,674
Property and equipment, net	5,778	3,227
Intangible assets, net	21,008	1,643
Other assets	2,243	3,061
Total assets	$187,472	$123,605
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,839	$2,137
Accrued expenses and other current liabilities	7,827	2,129
Deferred revenue	915	356
Total current liabilities	13,581	4,622
Warrant liability	—	4,637
Long-term debt	31,646	22,137
Total liabilities:	45,227	31,396
Commitments and Contingencies
Redeemable convertible preferred stock, $0.001 par value, zero and 3,442,340 shares authorized at December 31, 2021 and 2020, respectively; zero and 3,211,652 shares issued and outstanding at December 31, 2021 and 2020, respectively	—	143,460
Stockholders’ deficit:
Preferred stock, $0.001 par value; 20,000,000 and zero shares authorized at December 31, 2021 and 2020, respectively; and zero shares issued or outstanding	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized; 39,036,010 and 2,133,904 shares issued and outstanding as of December 31, 2021 and 2020, respectively	39	2
Additional paid-in capital	276,179	1,151
Accumulated deficit	(133,973)	(52,404)
Total stockholders’ equity (deficit)	142,245	(51,251)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$187,472	$123,605